EXHIBIT 16.1

                              GOLDSTEIN AND MORRIS
                       CERTIFIED PUBLIC ACCOUNTANTS, P.C.
                               36 WEST 44TH STREET
                            NEW YORK, NEW YORK 10036

EDWARD B. MORRIS                                        TELEPHONE (212) 789-9800
                                                        FACSIMILE (212) 789-8090
ALBERT M. GOLDSTEIN                                     EMAIL gldmor1010@aol.com

                                    November 23, 2004

Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C. 20549

                                    Re: Environmental Solutions Worldwide, Inc.

Dear Commissioners:

Goldstein & Morris has resigned as Environmental Solutions Worldwide Inc.'s independent registered public accounting firm on October 20, 2004.

We are not in a position to agree or disagree with any of the statements contained in Environmental Solutions Worldwide Inc.'s 8-K because the accountant who performed services for Environmental Solutions Worldwide Inc. is no longer affiliated with Goldstein & Morris.

                                    Respectfully submitted,


                                    /s/ Edward B. Morris
                                    Edward B. Morris
                                    Goldstein & Morris, CPA's, P.C.